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                     EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

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                                      Jurisdiction of  Name Under Which
Subsidiary                            Incorporation    Business is Done
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
Horizon Bank, National Association    United States    Horizon Bank

Horizon Trust & Investment
   Management, National Association
   (a subsidiary of Horizon Bank)     United States    Horizon Trust &
                                                          Management

Horizon Insurance Services, Inc.      Indiana          Horizon Insurance
Services (a subsidiary of Horizon
   Bank)

HBC Insurance Group, Inc.             Arizona          HBC Insurance Company

Horizon Investments, Inc.             Nevada           Horizon Investments, Inc.

Horizon Statutory Trust 1             Connecticut
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